                                                                      EXHIBIT 21


                                Convergent Group Corporation
                                          (Delaware)
                                              |
       ---------------------------------------------------------------------------
       |                     |                         |                         |
       |             Utility Graphics          Convergent Global       Graphic Data Systems
     (49%)        Consultants Corporation         Corporation              Corporation
       |                 (Colorado)                (Delaware)               (Delaware)
       |                   (100%)                    (100%)                   (100%)
       |  ----(51%)----------|                                                  |
 UGC General                 |                                                  |
Partnership I                |                                                  |
  (Colorado)                 |                                                  |
                             |                                                  |
                             |                                                  |
              ----------------------------                                Graphic Data
              |                          |                               Systems Limited
    GIS Research Corp.         Convergent Group Ltd.                          (UK)
       (Delaware)                    (Canada)                                (100%)
         (100%)                       (100%)